Exhibit 99.1

SELLAS Announces Pricing of $6.5 Million Registered Direct Offering Priced At-The-Market

NEW YORK, January 9, 2020 -- SELLAS Life Sciences Group, Inc. (Nasdaq: SLS) (“SELLAS” or the “Company”), a late-stage clinical biopharmaceutical company focused on the development of novel cancer immunotherapies for a broad range of cancer indications, today announced that it has entered into a securities purchase agreement with institutional investors to purchase approximately $6.5 million of its common shares (or pre-funded warrants to purchase common shares in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules and warrants to purchase common shares in a concurrent private placement. The combined purchase price for one common share (or pre-funded warrants to purchase common shares in lieu thereof) and a warrant to purchase 0.5 common shares will be $3.9825.

Under the terms of the securities purchase agreement, SELLAS has agreed to sell 1,637,800 common shares (or pre-funded warrants to purchase common shares in lieu thereof). In a private placement, which will be consummated concurrently with the Offering, SELLAS also has agreed to issue warrants to purchase up to an aggregate of 818,900 common shares. The warrants will be immediately exercisable, will expire 5.5 years from the date of issuance and will have an exercise price of $3.93 per common share.

The gross proceeds to the Company from the registered direct offering and concurrent private placement is expected to be approximately $6.5 million before deducting the placement agents' fees and other estimated offering expenses. The registered direct offering and concurrent private placement is expected to close on or about January 13, 2020, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The common shares are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-233869) previously filed and declared effective by the Securities and Exchange Commission (SEC). The warrants issued in the concurrent private placement and shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities law.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by SELLAS with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

About SELLAS Life Sciences Group, Inc.

SELLAS is a late-stage clinical biopharmaceutical company focused on novel cancer immunotherapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, galinpepimut-S (GPS), is licensed from Memorial Sloan Kettering Cancer Center and targets the Wilms Tumor 1 (WT1) protein, which is present in an array of tumor types. GPS has potential as a monotherapy or in combination to address a broad spectrum of hematologic malignancies and solid tumor indications. SELLAS’ second product candidate, nelipepimut-S (NPS), is a HER2-directed cancer immunotherapy with potential for the treatment of patients with early stage breast cancer with low to intermediate HER2 expression, otherwise known as HER2 1+ or 2+, which includes triple negative breast cancer patients, following standard of care.

For more information on SELLAS, please visit www.sellaslifesciences.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, forward-looking statements can be identified by terminology such as “plan,” “expect,” “anticipate,” “may,” “might,” “will,” “should,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue” and other words or terms of similar meaning. These statements include, without limitation, statements related to our ability to close the offering and the gross proceeds from the offering. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties set forth under the caption “Risk Factors” in SELLAS’ Annual Report on Form 10-K filed on March 22, 2019 and in its other SEC filings. Other risks and uncertainties of which SELLAS is not currently aware may also affect SELLAS’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contacts

Will O’Connor

Stern Investor Relations, Inc.

212-362-1200

ir@sellaslife.com

Investor Relations

SELLAS Life Sciences Group, Inc.

917-438-4353

info@sellaslife.com